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                 SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


            This Sixth Amendment to Loan and Security Agreement ("Sixth Amendment") is made as of July __, 1995 by and between SANWA BUSINESS CREDIT CORPORATION ("Lender") and Rexon Incorporated, a Delaware corporation ("Rexon"), Rexon/Tecmar, Inc., a California corporation, Sytron Corporation, a Delaware corporation ("Sytron"), WangDAT, Inc., a California corporation, and Wangtek, Inc., a California corporation (each a "Borrower", collectively, the "Borrowers").

            WHEREAS, Lender and Borrowers entered into a Loan and Security Agreement dated as of October 5, 1994, as amended by the First Amendment to Loan and Security Agreement dated as of October 17, 1994, the Second Amendment to Loan and Security Agreement dated as of December 27, 1994, the Third Amendment to Loan and Security Agreement dated as of March 24, 1995, the Fourth Amendment to Loan and Security Agreement dated as of April 15, 1995, the Fifth Amendment to Loan and Security Agreement dated as of May 15, 1995 and that certain Waiver Letter dated June 28, 1995 from Bank to Borrowers (collectively, the "Loan Agreement") pursuant to which Lender is making certain loans or other credit facilities available to Borrowers upon the terms and conditions set forth in the Loan Agreement and the related Ancillary Agreements; and

            WHEREAS, Borrowers have requested that Lender consent to the sale of certain of the assets of Sytron Corporation to Arcada Software, Inc. ("Arcada") for the sum of Four Million Five Hundred Thousand Dollars, Lender has agreed, subject to the terms and conditions herein, to consent to the sale and to certain additional modifications and amendments to the Loan Agreement as set forth in this Sixth Amendment.

            NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans or other credit facilities heretofore, now or hereafter made to or for the benefit of Borrowers by Lender, the parties hereto agree to the following amendments and modifications to the Loan Agreement:

            1. CONSENT. Subject to (a) the receipt by Lender of the proceeds of the sale in a cash amount equal to the outstanding amount of advances made by Lender against the Accounts of Sytron as determined by Lender,
(b) the Borrowers' agreement that the financial covenants shall be adjusted as set forth in Section 3 below, and (c) the full and satisfactory performance of the terms and conditions contained in this Sixth Amendment, Lender hereby consents to the sale of the assets of Sytron Corporation, with the assets to be excluded from the sale as set forth on Exhibit A hereto, to Arcada for the sum of Four Million Five Hundred Thousand Dollars and No/100 ($4,500,000.00), which consent shall expire on July 31, 1995 if the sale transaction is not consummated on or before that date.





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            2.      AMENDMENTS TO LOAN AGREEMENT.

            a. TOTAL FACILITY. The first sentence of the second paragraph of Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "A revolving line of credit consisting of advances against Eligible Accounts and Eligible Foreign Accounts with a subline letter of credit support facility (the "Revolving Loan" in an aggregate principal amount not to exceed, at any time outstanding, the lesser of (i) Twenty Three Million and No/100 Dollars ($23,000,000.00) or (ii) the outstanding amount of Collateral Availability."

            b. COLLATERAL AVAILABILITY. Effective August 23, 1995, the second sentence of the second paragraph of Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

   ". . . As used in this Agreement, Collateral Availability shall mean, and at any particular time and from time to time, be equal to, the sum of up to eighty percent (80%) of the net amount (after deduction of such reserves as Lender deems proper and necessary) of Eligible Accounts, plus up to sixty percent (60%) of the aggregate value of Eligible Foreign Accounts (after deduction of such reserves as Lender deems proper and necessary), provided that Collateral Availability as to Eligible Foreign Accounts shall not at any time exceed Seven Million Five Hundred Thousand Dollars and No/100 ($7,500,000)."

            c. AFFIRMATIVE COVENANTS. Section 10.1(k) is hereby amended and restated in its entirety as follows:

   "(k) Guaranty. Provide Lender with and maintain in effect guaranties in form and substance satisfactory to Lender and executed by each of Rexon Europe, Inc., Rexon International Sales Corporation, Rexon International Service Co., Rexon Singapore Pte, Ltd., Sytron U.K., Inc. and Wangtek Puerto Rico, Inc.;"

            3. FINANCIAL COVENANTS. Lender and Borrowers agree that upon the sale of the Sytron assets and the receipt by Lender of Borrowers' monthly financial report for the month ending July 2, 1995, that adjustments to certain of the Financial Tests set forth in Section 10.1(a) of the Loan Agreement shall be made, subject to approval by Lender of the new covenant amounts, in the exercise of Lender's sole discretion. In no event, however, shall (a) Tangible Net Worth be less than $10,900,000, (b) the ratio of Indebtedness minus Subordinated Debt to Tangible Net Worth be greater than 5.50:1.00, (c) quarterly Net Profit Before Taxes be less than ($4,300,000), or (d) Borrowers' quarterly Net Profit Before Taxes be less than ($3,967,500).

            4. REPRESENTATIONS AND WARRANTIES. Borrowers represent and warrant as follows:





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            (a)     Each of the representations and warranties contained in the
Loan Agreement is hereby reaffirmed as of the date hereof, each as if set forth herein;

            (b) The execution, delivery and performance of this Sixth Amendment are within Borrowers' powers, have been duly authorized by all necessary action, have received all necessary approvals, if any, and do not contravene any law or any contractual restrictions binding on Borrowers;

            (c) None of the assets being sold to Arcada are assets belonging to any Borrower or Guarantor other than Sytron or Sytron U.K. Inc., and the sale of the Sytron assets shall not materially impair or affect the business or operations of any Borrower or Guarantor other than Sytron or Sytron U.K. Inc.

            (d) This Sixth Amendment is a legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms; and

            (e) No event has occurred and is continuing or would result from this Sixth Amendment which constitutes a Default under the Loan Agreement, as amended and modified hereby, or under any other agreement to which any Borrowers are a party.

            5. CONDITIONS. The effectiveness of this Sixth Amendment is conditioned upon the full satisfaction by Borrowers of each of the following conditions or their waiver in writing by Lender:

            (a) this Sixth Amendment and the Guarantor's Consent shall have been executed by duly authorized signatories of the Borrowers and Guarantors and delivered to Lender;

            (b) The list of assets of Sytron to be transferred pursuant to the sale shall be satisfactory to Lender in its sole discretion; and

            (c) Lender shall have been paid, in immediately available funds, the an amount equal to the outstanding amount of advances made by Lender against the Accounts of Sytron.

            6. MISCELLANEOUS. This Sixth Amendment shall be part of the Loan Agreement, the terms of which are incorporated herein, and the breach of any representation, warranty or covenant contained herein or the failure to observe or comply with any term or agreement contained herein, shall constitute a Default under the Loan Agreement and Lender shall be entitled to exercise all rights and remedies it may have under the Loan Agreement and applicable law. Borrowers agree to pay all costs, expenses and attorneys' fees incurred by Lender in connection with the negotiation and preparation of this Sixth Amendment and any other documents in connection herewith and in carrying out or enforcing the terms of this Sixth Amendment. Lender is not waiving any rights





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under the Loan Agreement and, except as expressly provided herein or as previously modified in a writing signed by Lender, all of the terms, covenants, and conditions of the Loan Agreement remain unmodified and in full force and effect. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Loan Agreement. This Sixth Amendment may be executed in counterparts, which counterparts, when so executed and delivered, shall together constitute but one original.

            IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to be effective as of the first date above written.


BORROWERS:
---------

REXON INCORPORATED,                             SYTRON CORPORATION,
a Delaware corporation                          a Delaware Corporation


By______________________________                By______________________________

Title___________________________                Title___________________________


REXON/TECMAR, INC.,                             WANGDAT, INC.,
a California corporation                        a California corporation


By______________________________                By______________________________

Title___________________________                Title___________________________


WANGTEK, INC.,
a California corporation


By______________________________

Title___________________________


LENDER:
------

SANWA BUSINESS CREDIT CORPORATION



By_______________________________

Title____________________________





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                                   EXHIBIT A

                        ASSETS TO BE RETAINED BY SYTRON





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                              GUARANTORS' CONSENT



The undersigned Guarantors hereby acknowledge and consent to the foregoing Sixth Amendment and reaffirm their respective guaranties, security agreements and other documents executed by the undersigned in connection with the Loan Agreement and agree that all such guaranties, security agreements and documents are in full force and of effect.


"GUARANTORS"


REXON EUROPE, INC., a
Delaware corporation


By______________________________

Title___________________________


REXON INTERNATIONAL SALES CORPORATION,
a California corporation


By______________________________

Title___________________________


REXON INTERNATIONAL SERVICE CO.,
a Delaware corporation


By______________________________

Title___________________________


REXON SINGAPORE PTE LTD.,
a Singapore corporation


By______________________________

Title___________________________





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SYTRON U.K., INC.,
a corporation


By______________________________

Title___________________________


WANGTEK PUERTO RICO, INC.,
a Delaware corporation

By______________________________

Title___________________________






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